Exhibit 10.140d
                                     (Date)

                             FORM OF NOTICE OF GRANT
             Tiffany & Co. Performance-Based Restricted Stock Grant
               Under the 2005 Employee Incentive Plan (The "Plan")

Participant:

(Name)
(Address 1)
(Address 2)

PSU Grant No.                               :  ______________

PSU Grant Date                              :  January 20, 2010

Number of Performance-Based                          *         * (see schedule
  Restricted Stock Grant                    :                    on last page)

Plan and Type                               :  EI05 PSU

Employee ID                                 :  ______________

Dear Participant:

I am pleased to advise that you have been awarded the number of Restricted Stock Units indicated above. Each Restricted Stock Unit represents the right to receive one share of Tiffany & Co. Common Stock, $.01 par value per share, on vesting of the Unit.

These Performance-Based Restricted Stock Units are granted under and governed by the terms and conditions of the Plan, as amended, and the Terms of Performance-Based Restricted Stock Grant (2010 Version) (the "Terms") attached hereto and made a part hereof. A Prospectus of the Plan is also attached for your reference. Please read these documents and keep them for future reference.

Vesting of the Units is governed by the Terms. The following additional defined items, in addition to those stated in the Terms, will determine vesting of the
Units:

               "Performance Period" means the three-year period ending January 31, 2013;

               "Earnings" means the Corporation's consolidated net earnings per share on a diluted basis, as reported in the Company's Annual Reports on Form 10-K, aggregated over the Performance Period and as adjusted as provided for in the Terms;

               "Earnings Threshold" means Earnings of $4.25;

               "Earnings Target" means Earnings of $9.10;

               "Earnings Maximum" means Earnings of $12.21;

               "ROA" shall have the meaning set forth in the above-referenced Terms;

               "ROA Target" means ROA of 10.6%; and

               "Grant Date" means January 20, 2010.

Be sure to verify the accuracy of the information concerning you in this letter (i.e., formal name, Employee ID, home address). If any changes are required, now or in the future, or should you have questions about your stock award, please contact ____________________ at _______________.



                                                   Very truly yours,


                                                   Michael J. Kowalski
Attachments:

Terms of Performance-Based Restricted Stock Grant (2010 Version)
Prospectus


Schedule of Grant Amounts
-------------------------

Name                                Maximum Number of Restricted Stock Units
-----                               ----------------------------------------

Michael J. Kowalski                                  70,000
James E. Quinn                                       28,000
James N. Fernandez                                   38,000
Beth O. Canavan                                      28,000
Jon M. King                                          28,000
Patrick B. Dorsey                                    20,000
Caroline D. Naggiar                                  18,000
John S. Petterson                                    16,000
Victoria Berger-Gross                                16,000
Patrick F. McGuiness                                 16,000
Pamela H. Cloud                                      16,000
















                                       2